UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)

October 7, 2021 (October 6, 2021)

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2021, Bank7 Corp. (the “Company”), an Oklahoma corporation and holding company for Bank7,  an Oklahoma banking corporation (“Bank7”), entered into a Share Acquisition Agreement with Watonga Bancshares, Inc., an Oklahoma corporation (“WBI”), Cornerstone Bank, an Oklahoma banking corporation (“Cornerstone Bank”), and Randy Barrett solely as representative (the “Share Acquisition Agreement”) pursuant to which the Company will acquire all of the issued and outstanding shares of WBI (the “Share Acquisition”).  The consideration for the Share Acquisition will be approximately $32 million, subject to certain conditions and adjustments as set forth in the Share Acquisition Agreement.

The closing of the Share Acquisition is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of WBI.  The closing of the Share Acquisition is expected to occur during the fourth quarter of 2021, although delays could occur.

The Agreement also provides that, immediately following the Share Acquisition, subject to shareholder and regulatory approvals, WBI shall be dissolved in accordance with the Oklahoma General Corporation Act, which will result in Cornerstone Bank being directly owned by the Company.  Immediately following the dissolution of WBI, Cornerstone Bank will be merged with and into Bank7 with Bank7 surviving.

The description above is qualified in its entirety by reference to the full text of the Share Acquisition Agreement, which is attached as Exhibit 10.1 to this Current Report Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On October 7, 2021, the Company issued a press release announcing the Share Acquisition Agreement and the transactions contemplated by the Share Acquisition Agreement, which included a link to an investor presentation prepared by the Company illustrating further details of the Share Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the investor presentation is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Item	Description

10.1	Share Acquisition Agreement dated as of October 6, 2021 by and among Bank7 Corp., Watonga Bancshares, Inc., Cornerstone Bank, and Randy Barrett solely in his capacity of representative

99.1	Press release dated October 7, 2021

99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: October 7, 2021	By:	/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer